Exhibit I-5

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

February 5, 2009

MITSUBISHI ESTATE

FACT BOOK 2009/3 - 3rd Q

Inquiries: Investor Relations Office
Mr. Yotsuzuka, Mr. Sobue, Mr. Ishii
TEL: +81-3-3287-4827/5206
FAX: +81-3-3212-3757
http://www.mec.co.jp

Contents
		Page/s

I. Performance Comparisons (Consolidated)	1. Income Statement Results for 2009/3-3Q and 2008/3-3Q	3
	2. Current and Previous Income Statement Estimates for 2009/3	4
	3. Balance Sheet Results at December 31, 2008 and March 31, 2008	5

II. Highlights	1. Major Performance Items (Consolidated)	6
	2. Segment Information (Consolidated)	7, 8
	3. Building Business Data (Unconsolidated)	9
	4. Marunouchi Area Building Data	9
	5. Residential Business Data (Unconsolidated)	9
	6. Special Purpose Vehicle	10

III. Summary of Consolidated Financial Statements	1. Consolidated Balance Sheets	11, 12
	2. Consolidated Income Statements	13
	3. Consolidated Cash Flow Statements	14
	4. Total Assets, Capital Investment and Depreciation (Consolidated)	15
	5. Interest-Bearing Debt (Consolidated)	15
	6. Major Consolidated Subsidiaries	16

IV. Summary of Unconsolidated Financial Statements	1. Income Statement Results for 2009/3-3Q and 2008/3-3Q	17
	2. Current and Previous Income Statement Estimates for 2009/3	18
	3. Unconsolidated Balance Sheets	19, 20
	4. Unconsolidated Income Statements	21
	5. Unconsolidated Cash Flow Statements	22
	6. Total Assets, Capital Investment and Depreciation (Unconsolidated)	23
	7. Interest-Bearing Debt (Unconsolidated)	23
	8. Segment Information (Unconsolidated)	24

I.	Performance Comparisons (Consolidated)

1.	Income Statement Results for 2009/3-3Q and 2008/3-3Q

Millions of yen (rounded)
	2009/3 3Q Results	2008/3 3Q Results	Change

Building Business	287,250	252,906	34,343
Residential Business	191,225	108,971	82,253
Urban Development & Investment Management	87,785	21,605	66,179
International Business	33,343	37,614	(4,271)
Architectural Design & Engineering	11,489	10,298	1,190
Custom-Built Housing	19,072	21,379	(2,306)
Hotel Business	23,891	25,297	(1,406)
Real Estate Services	16,122	19,425	(3,303)
Other	2,971	3,580	(609)
Eliminations	(12,926)	(16,069)	3,142
Revenue from Operations	660,225	485,010	175,214
Building Business	85,383	68,556	16,827
Residential Business	(9,043)	8,280	(17,324)
Urban Development & Investment Management	31,084	11,417	19,667
International Business	8,618	10,781	(2,162)
Architectural Design & Engineering	815	265	550
Custom-Built Housing	(722)	(886)	164
Hotel Business	531	1,462	(930)
Real Estate Services	(1,599)	2,208	(3,808)
Other	499	724	(225)
Eliminations or Corporate	(10,058)	(10,583)	524
Operating Income	105,508	92,226	13,281
Non-operating revenue	9,201	8,397	803
Non-operating expense	30,414	22,937	7,477
Income Before Taxes and Special Items	84,294	77,687	6,607
Extraordinary income	6,412	3,706	2,706
Extraordinary loss	17,989	1,154	16,835
Interim Income Before Income Taxes and Minority Interests	72,717	80,239	(7,521)
Corporation tax, inhabitants' tax and enterprise tax	28,583	23,619	4,963
Income taxes-deferred	16,134	8,699	7,434
Minority interests	15,177	4,378	10,798
Net Income	12,823	43,541	(30,718)

Millions of yen (rounded)
Breakdown of extraordinary income	2009/3 3Q Results	2008/3 3Q Results	Change
Gain on sales of investment securities	-	1,359	(1,359)
Gain on sales of shares of affiliated companies	6,412	2,347	4,065
Total	6,412	3,706	2,706

Millions of yen (rounded)
Breakdown of extraordinary loss	2009/3 3Q Results	2008/3 3Q Results	Change
Loss on valuation of inventories	7,375	1,154	6,221
Loss related to retirement of fixed assets	2,887	-	2,887
Loss on valuation of investment securities	3,371	-	3,371
Loss on cancelation of land acquisition	4,354	-	4,354
Total	17,989	1,154	16,835

2. Current and Previous Income Statement Estimates for 2009/3

		Millions of yen (rounded)
	2009/3	2009/3
	Current	Previous	Change
	Estimates	Estimates
Building Business	407,500	409,500	(2,000)
Residential Business	315,500	377,500	(62,000)
Urban Development & Investment Management	90,500	89,000	1,500
International Business	47,500	47,500	-
Architectural Design & Engineering	20,000	20,000	-
Custom-Built Housing	29,500	30,500	(1,000)
Hotel Business	32,000	32,000	-
Real Estate Services	26,500	28,500	(2,000)
Other	4,000	4,000	-
Eliminations	(22,000)	(22,000)	-
Revenue from Operations	951,000	1,016,500	(65,500)

Building Business	120,500	123,500	(3,000)
Residential Business	(12,500)	25,500	(38,000)
Urban Development & Investment Management	32,000	30,500	1,500
International Business	12,000	12,000	-
Architectural Design & Engineering	1,500	1,500	-
Custom-Built Housing	0	0	-
Hotel Business	1,000	1,000	-
Real Estate Services	1,000	3,000	(2,000)
Other	500	500	-
Eliminations or Corporate	(15,000)	(15,000)	-
Operating Income	141,000	182,500	(41,500)

Non-operating revenue	10,000	11,000	(1,000)
Non-operating expense	41,500	41,500	-
Income Before Taxes and Special Items	109,500	152,000	(42,500)

Extraordinary income	6,500	6,500	-
Extraordinary loss	19,000	11,000	8,000
Income Before Income Taxes and Minority Interests	97,000	147,500	(50,500)

Corporation tax, inhabitants' tax and enterprise tax	40,000	41,000	(1,000)
Income taxes-deferred	(6,500)	20,000	(26,500)
Minority interests	16,500	16,500	-
Net Income	47,000	70,000	(23,000)

		Millions of yen (rounded)
	2009/3	2009/3
Breakdown of extraordinary income	Current	Previous	Change
	Estimates	Estimates
Gain on sales of shares of affiliated companies	6,500	6,500	-
Total	6,500	6,500	-

		Millions of yen (rounded)

Breakdown of extraordinary loss	2009/3	2009/3	Change
	Current	Previous
	Estimates	Estimates
Loss on valuation of inventories	7,500	7,500	-
Loss related to retirement of fixed assets	3,000	2,500	500
Loss on valuation of investment securities	3,500	1,000	2,500
Loss on cancelation of land acquisition	5,000	-	5,000
Total	19,000	11,000	8,000

3. Balance Sheet Results at December 31, 2008 and March 31, 2008

Millions of yen (rounded)
	At December 31, 2008	At Mar 31, 2008	Change
Assets
I. Current assets
1. Cash	159,365	186,321	(26,955)
2. Notes and accounts receivable-trade	19,327	37,063	(17,735)
3. Marketable securities	7,999	31,739	(23,739)
4. Property for sale	143,743	153,085	(9,341)
5. Property for sale in progress	440,984	429,181	11,802
6. Property for development	9,015	9,139	(124)
7. Appropriated construction in progress	13,670	10,315	3,354
8. Other inventories	1,305	1,102	202
9. Equity investments	250,621	185,640	64,981
10. Deferred income taxes	42,243	47,053	(4,809)
11. Other current assets	54,197	51,179	3,017
12. Allowance for doubtful accounts	(625)	(436)	(188)
Total current assets	1,141,848	1,141,385	463
II. Fixed assets
1. Property and equipment
(1) Buildings and structures	739,332	753,179	(13,847)
(2) Machinery and equipment	23,016	25,516	(2,499)
(3) Land	1,602,849	1,564,953	37,895
(4) Land in trust	277,422	280,547	(3,124)
(5) Construction in progress	123,284	83,271	40,013
(6) Other property and equipment	7,242	7,267	(24)
Total property and equipment	2,773,148	2,714,735	58,413
2. Intangible assets
(1) Leaseholds	64,653	61,684	2,969
(2) Other intangible assets	4,715	4,498	216
Total intangible assets	69,368	66,183	3,185
3. Investments and other assets
(1) Investment securities	173,554	251,805	(78,251)
(2) Long-term loans	3,068	3,387	(319)
(3) Lease deposits	88,055	86,595	1,459
(4) Deferred income taxes	4,809	8,156	(3,346)
(5) Other investments	52,139	56,520	(4,380)
(6) Allowance for doubtful accounts	(1,755)	(1,631)	(124)
Total investments and other assets	319,871	404,834	(84,963)
Total fixed assets	3,162,388	3,185,752	(23,364)
Total assets	4,304,237	4,327,137	(22,900)

Millions of yen (rounded)
	At December 31, 2008	At Mar 31, 2008	Change
Liabilities
I. Current liabilities
1. Notes and accounts payable-trade	72,746	114,780	(42,033)
2. Short-term borrowings	179,978	56,131	123,846
3. Current portion of long-term debt	170,015	161,418	8,597
4. Commercial Paper	16,500	10,000	6,500
5. Bonds due within one year	72,327	43,587	28,739
6. Accrued income taxes	11,808	38,372	(26,564)
7. Deferred tax liability	63	-	63
8. Other current liabilities	116,525	159,622	(43,096)
Total current liabilities	639,966	583,913	56,053
II. Long-term liabilities
1. Bonds	545,000	540,000	5,000
2. Long-term borrowings	863,716	834,269	29,446
3. Lease deposits received	360,914	359,561	1,353
4. Deferred tax liability	198,615	226,241	(27,626)
5. Deferred tax liabilities on land revaluation	324,022	323,953	69
6. Accrued employees' retirement benefits	14,932	18,083	(3,150)
7. Accrued directors' retirement benefits	716	691	25
8. Negative goodwill	72,608	67,172	5,435
9. Other long-term liabilities	29,105	25,955	3,149
Total long-term liabilities	2,409,632	2,395,928	13,703
Total liabilities	3,049,599	2,979,841	69,757
Net Assets
I. Shareholders' Equity
1. Capital	136,534	136,534	-
2. Capital surplus	165,216	165,216	-
3. Retained earnings	374,026	387,214	(13,188)
4. Less treasury stock, at cost	(3,662)	(3,440)	(222)
Total shareholders' equity	672,114	685,524	(13,410)
II. Valuation, translation adjustments and others
1. Unrealized holding gain on securities	37,168	89,621	(52,453)
2. Deferred gains or losses on hedging instruments	(206)	(357)	150
3. Land revaluation reserve	472,679	472,578	101
4. Foreign currency translation adjustments	(25,999)	(8,478)	(17,521)
Total valuation, translation adjustments and others	483,642	553,364	(69,722)
III. Stock acquisition rights	218	142	75
IV. Minority interests	98,663	108,264	(9,600)
Total net assets	1,254,638	1,347,295	(92,657)
Total liabilities and net assets	4,304,237	4,327,137	(22,900)

II. Highlights

1. Major Performance Items (Consolidated)
(Millions of yen)
	2006/3	2007/3	2008/3-3Q	2008/3	2009/3-3Q	2009/3(Estimates)

Revenue from operations	844,217	947,641	485,010	787,652	660,225	951,000
Operating income	137,614	166,165	92,226	177,983	105,508	141,000
Income before taxes and special items	121,236	151,674	77,687	162,061	84,294	109,500
Net income	55,825	97,662	43,541	86,963	12,823	47,000
Total assets	3,280,209	3,447,272	3,838,380	4,327,137	4,304,237
Shareholders' equity*1	1,133,623	1,225,644	1,217,333	1,238,889	1,155,756
Interest-bearing debt	1,007,761	1,012,588	1,393,295	1,645,407	1,850,005
Cash flow from operating activities	169,744	150,710	(101,293)	(16,248)	(51,302)
Cash flow from investing activities	29,883	(85,389)	(208,079)	(212,207)	(169,030)
Cash flow from financing activities	(132,463)	(34,093)	235,146	238,942	172,016
EBITDA*2	200,928	233,406	140,820	245,911	158,774	210,000
Return on assets (ROA)*3	4.6%	5.3%	-%	4.9%	-%	-%
Interest coverage ratio (ICR)*4	7.4 times	9.5 times	- times	8.5 times	- times	4.5 times
Return on equity (ROE)*5	5.4%	8.3%	-%	7.1%	-%	-%
Earnings per share (EPS) (Yen)	42.60	70.95	31.54	62.99	9.29	34.05

*1	Shareholders' equity = (Net assets - Stock acquisition rights - Minority interest )
*2	EBITDA = (Operating income + Interest income + Dividend income + Equity in earnings of unconsolidated subsidiaries and affiliates + Depreciation + Amortization of goodwill )
*3	ROA = (Operating income + Interest income + Dividend income + Equity in earnings of unconsolidated subsidiaries and affiliates) / Total assets (average)
*4	ICR = (Operating income + Interest income + Dividend income + Equity in earnings of unconsolidated subsidiaries and affiliates) / Interest expense
*5	ROE = Net income / Shareholders' equity (average)

2. Segment Information (Consolidated)
(Millions of yen)
(1) Revenue from operations	As percentage of total
	2006/3		2007/3		2008/3-3Q		2008/3		2009/3-3Q		2009/3(Estimates)
Building business	312,099	35.9%	353,956	36.5%	252,906	50.5%	380,562	46.9%	287,250	42.7%	407,500	41.9%
Residential business	204,213	23.5%	231,514	23.9%	108,971	21.7%	213,903	26.3%	191,225	28.4%	315,500	32.4%
Urban development & Investment Management	34,274	3.9%	38,216	3.9%	21,605	4.3%	29,430	3.6%	87,785	13.0%	90,500	9.3%
International business	193,223	22.2%	226,444	23.4%	37,614	7.5%	71,920	8.9%	33,343	5.0%	47,500	4.9%
Architectual Design & enginee	17,103	2.0%	17,790	1.8%	10,298	2.1%	19,086	2.3%	11,489	1.7%	20,000	2.1%
Custom-built housing	41,477	4.8%	34,550	3.6%	21,379	4.3%	31,216	3.8%	19,072	2.8%	29,500	3.0%
Hotel business	32,399	3.7%	33,493	3.5%	25,297	5.0%	33,163	4.1%	23,891	3.5%	32,000	3.3%
Real estate services	30,775	3.5%	28,851	3.0%	19,425	3.9%	27,941	3.4%	16,122	2.4%	26,500	2.7%
Other	4,717	0.5%	4,260	0.4%	3,580	0.7%	4,982	0.6%	2,971	0.4%	4,000	0.4%
Eliminations or corporate	(26,065)		(21,437)		(16,069)		(24,554)		(12,926)		(22,000)
	844,217		947,641		485,010		787,652		660,225		951,000

(2) Operating income						(Millions of yen)
	2006/3	2007/3	2008/3-3Q	2008/3	2009/3-3Q	2009/3(Estimates)
Building business	89,492	100,214	68,556	114,490	85,383	120,500
Residential business	17,736	23,979	8,280	24,326	(9,043)	(12,500)
Urban development & Investment Management	14,169	23,520	11,417	16,863	31,084	32,000
International business	23,199	22,005	10,781	27,544	8,618	12,000
Architectual Design & enginee	227	1,181	265	2,324	815	1,500
Custom-built housing	(404)	(169)	(886)	(616)	(722)	0
Hotel business	1,247	1,616	1,462	1,362	531	1,000
Real estate services	7,753	6,082	2,208	4,108	(1,599)	1,000
Other	747	798	724	995	499	500
Eliminations or corporate	(16,554)	(13,064)	(10,583)	(13,415)	(10,058)	(15,000)
	137,614	166,165	92,226	177,983	105,508	141,000

(3) Rate of return
	2006/3	2007/3	2008/3-3Q	2008/3	2009/3-3Q	2009/3(Estimates)
Building business	28.7%	28.3%	27.1%	30.1%	29.7%	29.6%
Residential business	8.7%	10.4%	7.6%	11.4%	-4.7%	-4.0%
Urban development & Investment Management	41.3%	61.5%	52.8%	57.3%	35.4%	35.4%
International business	12.0%	9.7%	28.7%	38.3%	25.8%	25.3%
Architectual Design & enginee	1.3%	6.6%	2.6%	12.2%	7.1%	7.5%
Custom-built housing	-1.0%	-0.5%	-4.1%	-2.0%	-3.8%	0.0%
Hotel business	3.8%	4.8%	5.8%	4.1%	2.2%	3.1%
Real estate services	25.2%	21.1%	11.4%	14.7%	-9.9%	3.8%
Other	15.8%	18.7%	20.2%	20.0%	16.8%	12.5%
Eliminations or corporate
	16.3%	17.5%	19.0%	22.6%	16.0%	14.8%

(4) Depreciation						(Millions of yen)
	2006/3	2007/3	2008/3-3Q	2008/3	2009/3-3Q	2009/3(Estimates)
Building business	41,766	38,531	33,488	45,893	36,460	-
Residential business	833	780	579	795	956	-
Urban development & Investment Management	249	2,931	1,703	2,316	1,027	-
International business	8,578	9,774	4,144	5,539	4,309	-
Architectual Design & enginee	103	51	28	40	31	-
Custom-built housing	157	119	106	144	105	-
Hotel business	1,366	1,444	1,097	1,510	1,014	-
Real estate services	217	279	286	388	322	-
Other	167	114	100	139	94	-
Eliminations or corporate	214	227	86	99	△28	-
	53,655	54,257	41,622	56,867	44,294	-

(5) Operating income before depreciation					(Millions of yen)
	2006/3	2007/3	2008/3-3Q	2008/3	2009/3-3Q	2009/3(Estimates)
Building business	131,258	138,745	102,044	160,384	121,844	-
Residential business	18,570	24,759	8,860	25,121	(8,087)	-
Urban development & Investment Management	14,419	26,452	13,120	19,179	32,111	-
International business	31,777	31,780	14,925	33,083	12,928	-
Architectual Design & enginee	331	1,233	294	2,364	847	-
Custom-built housing	(247)	(49)	(779)	(471)	(616)	-
Hotel business	2,614	3,061	2,560	2,872	1,545	-
Real estate services	7,971	6,361	2,494	4,496	(1,277)	-
Other	914	913	824	1,134	593	-
Eliminations or corporate	(16,339)	(12,836)	(10,496)	(13,315)	(10,087)	-
	191,270	220,422	133,849	234,850	149,803	-

(6) Capital expenditure						(Millions of yen)
	2006/3	2007/3	2008/3-3Q	2008/3	2009/3-3Q	2009/3(Estimates)
Building business	43,432	93,906	106,404	122,149	90,057	-
Residential business	977	816	1,541	1,835	9,619	-
Urban development & Investment Management	12,924	23,846	54,502	106,345	10,851	-
International business	7,345	26,816	39,049	44,857	60,907	-
Architectual Design & enginee	12	17	12	63	37	-
Custom-built housing	243	254	171	205	170	-
Hotel business	1,358	1,353	969	1,216	553	-
Real estate services	320	665	473	729	511	-
Other	168	172	315	397	98	-
Eliminations or corporate	(2,030)	(890)	1,024	3,798	117	-
	64,753	146,958	204,464	281,597	172,926	-

(7)Total assets						(Millions of yen)
	2006/3	2007/3	2008/3-3Q	2008/3	2009/3-3Q	2009/3(Estimates)
Building business	1,987,595	2,017,633	2,333,017	2,566,825	2,646,837	-
Residential business	338,026	397,118	409,242	731,816	716,824	-
Urban development & Investment Management	103,796	250,542	337,068	337,375	309,009	-
International business	345,483	332,225	355,493	351,016	343,640	-
Architectual Design & enginee	18,732	19,664	19,312	22,155	21,765	-
Custom-built housing	16,531	14,225	13,336	14,992	15,562	-
Hotel business	30,986	30,127	29,694	28,626	28,528	-
Real estate services	70,845	104,559	24,662	31,909	28,342	-
Other	37,555	37,977	38,883	26,406	25,834	-
Eliminations or corporate	330,656	243,198	277,669	216,013	167,893	-
	3,280,209	3,447,272	3,838,380	4,327,137	4,304,237	-

3. Building Business Data (Unconsolidated)
(Thousands of square meters)
	2006/3		2007/3	2008/3		2008/9		2008/12	2009/3 (Estimates)
(1) Total operating floor space Owned by MEC	3,061		2,879	3,218		3,284		3,263	3,263
Subleases	846		890	956		1,094		1,034	1,051
Total	3,907		3,769	4,175		4,378		4,297	4,314
(2) Leasable area	2,567		2,499	2,736		2,846		2,791	2,798
(3) Vacancy rate (All uses in Japan)	3.59	%(*1)	1.68%	2.06	% (*2)	1.97	% (*2)	2.75%	2.5%
(4) Average rent (All uses in Japan, ¥/month,tsubo)	¥21,711		¥21,733	¥22,602		¥22,932		¥23,663	¥23,700

*1. The vacancy rate for 2006/3  is calculated with the inclusion of renovating space in Marunouchi-Nakadori Building & Akasaka Park Building.
(We have already agreed with certain prospective tenants for the space, so the actual vacancy rate, excluding renovating space is  1.85%.)
*2. The vacancy rate for 2008/3,  2008/9 are calculated with the inclusion of renovating space in  Akasaka Park Building.
(We have already agreed with certain prospective tenants for the space, so the actual each vacancy rate, excluding renovating space will be  1.26% , 1.74%, respectively.)

4. Marunouchi Area Building Data
(Thousands of square meters; millions of yen)
	2006/3		2007/3	2008/3	2009/3-2Q	2009/3-3Q

Floor space	2,024		1,897	2,195	2,232	2,208
Leasable area	1,308		1,246	1,415	1,446	1,444
Office vacancy rate	2.77	%(*1)	0.55%	0.19%	0.15%	0.78%
Building lease revenue (million of yen)	¥145,005		¥146,399	¥165,928	¥88,913	¥134,031

*1.	The vacancy rate for 2006/3 is calculated with the inclusion of renovating space in Marunouchi-Nakadori Building.
        (We have already agreed with certain prospective tenants for the space, so the actual vacancy rate, excluding renovating space is  0.63%.)

5. Residential Business Data (Unconsolidated)

	2006/3		2007/3		2008/3		2009/3-2Q		2009/3-3Q		2009/3 (Estimates)
(1) Revenue	Millions of yen	Units	Millions of yen	Units	Millions of yen	Units	Millions of yen	Units	Millions of yen	Units	Millions of yen	Units
Condominiums sold	144,843	2,870	167,692	3,445	148,678	2,780	44,889	868	80,485	1,412	128,885	2,200
Single-family homes sold	6,182	138	5,561	126	4,302	82	1,098	22	1,674	33	2,463	49
		Lots		Lots		Lots		Lots		Lots		Lots
Developed lots sold	3,220	198	6,606	258	7,690	179	2,921	72	3,236	90	4,214	149
Residential-use	2,710	196	4,885	251	6,769	176	2,528	70	2,843	88	3,684	146
Business-use	510	2	1,721	7	921	3	393	2	393	2	530	3
Other	11,788		13,462		13,140		17,142		21,932		27,938
Total	166,033		193,321		173,814		66,050		107,327		163,500
(2) Inventory	Millions of yen		Millions of yen		Millions of yen		Millions of yen	Units	Millions of yen		Millions of yen
Condominiums	7,823	226	6,140	126	7,415	214	23,810	445	29,730	540	-	-
Single-family homes	1,655	43	1,280	31	1,444	34	2,295	44	1,877	33	-	-
Total	9,478		7,420		8,859		26,105		31,607		-
(3) Gross margin of condominiums	20.0%		22.4%		24.6%		21.5%		22.1%		21.2%
(4) New supply of condominiums	4,083 units		2,474 units		2,323 units		774 units		1,208 units		2,000 units

6. Special Purpose Vehicles
				(Millions of yen)
	2007/3	2008/3	2008/9	2008/12
Building Business
Equity investment by Mitsubishi Estate	32,000	44,200	80,500	81,200
Equity investment by other companies	27,700	28,000	33,700	36,800
Interest bearing debt borrowed by SPV (*1)	142,100	228,300	350,400	363,500
Residential business
Equity investment by Mitsubishi Estate	900	30	2,400	2,400
Equity investment by other companies	3,200	70	70	70
Interest bearing debt borrowed by SPV(*1)	19,100	700	700	700
Urban development & investment management business
Equity investment by Mitsubishi Estate	78,100	139,200	156,800	157,900
Equity investment by other companies	35,800	82,200	105,200	101,000
Interest bearing debt borrowed by SPV(*1)	263,700	429,600	461,400	448,800
Total
Equity investment by Mitsubishi Estate	111,100	183,500	239,800	241,600
Equity investment by other companies	66,800	110,300	139,000	137,900
Interest bearing debt borrowed by SPV(*1)	425,000	658,700	812,600	813,100

(*1) All of the debts borrowed by SPV are "Non-Recourse Loan"

The numbers include the following S.P.V.
1. TMK vehicles under the real estate securitization law - Mitsubishi Estate's share : over 20%
2. YK-TK and GK-TK vehicles under the commercial law - Mitsubishi Estate's share : over 20%

III. Summary of Consolidated Financial Statements

1. Consolidated Balance Sheets

(Millions of yen)
	At March 31, 2006	At March 31, 2007	At March 31, 2008	At September 30, 2008	At December 31, 2008
Assets
Current assets
Cash	139,605	201,107	186,321	103,475	159,365
Notes and accounts receivable-trade	63,763	33,912	37,063	22,445	19,327
Marketable securities	27,289	6,160	31,739	8,203	7,999
Property for sale *1	-	-	(153,085)	153,247	143,743
Property for sale in progress *1	-	-	(429,181)	441,422	440,984
Property for development *1	-	-	(9,139)	9,009	9,015
Appropriated construction in progress *1	-	-	(10,315)	11,016	13,670
Other inventories *1	-	-	(1,102)	1,161	1,305
Inventories	305,800	300,180	-	-	-
Equity investments	108,978	127,099	185,640	248,516	250,621
Deferred income taxes	38,786	36,827	47,053	44,649	42,243
Other current assets	47,758	33,702	51,179	51,948	54,197
Allowance for doubtful accounts	(3,303)	(421)	(436)	△ 371	△ 625
Total current assets	728,679	738,568	1,141,385	1,094,725	1,141,848
Fixed assets
Property and equipment
Buildings and structures	646,489	659,167	753,179	753,217	739,332
Machinery and equipment	18,517	16,400	25,516	23,955	23,016
Land	1,293,186	1,414,754	1,564,953	1,595,105	1,602,849
Land in trust	-	-	280,547	277,422	277,422
Construction in progress	28,353	88,170	83,271	106,168	123,284
Other property and equipment	9,825	5,746	7,267	7,482	7,242
Total property and equipment	1,996,372	2,184,239	2,714,735	2,763,352	2,773,148
Intangible assets
Goodwill (consolidated adjustment account)	(31,824)	7,925	0	0	-
Leaseholds	17,279	17,739	61,684	65,889	64,653
Other intangible assets	5,842	3,565	4,498	4,574	4,715
Total intangible assets	54,947	29,231	66,183	70,463	69,368
Investments and other assets
Investment securities	361,790	356,928	251,805	230,067	173,554
Long-term loans	2,515	2,426	3,387	3,148	3,068
Lease deposits	71,949	77,571	86,595	86,304	88,055
Deferred income taxes	4,548	5,116	8,156	9,176	4,809
Other investments	60,397	54,106	56,520	54,805	52,139
Allowance for doubtful accounts	(990)	(916)	(1,631)	△ 1,674	△1,755
Total investments and other assets	500,210	495,233	404,834	381,828	319,871
Total fixed assets	2,551,530	2,708,704	3,185,752	3,215,643	3,162,388
Total assets	3,280,209	3,447,272	4,327,137	4,310,369	4,304,237

Note:
*1 Effective the fiscal year ending March 31, 2009, Mitsubishi Estate has revised account codes and “Inventories” is reclassified into detail accounts.

*2 Balance sheet figures at March 31,2008 have been revised to the accounts based on the above reclassification.

						(Millions of yen)
	At March 31, 2006		At March 31, 2007	At March 31, 2008	At September 30, 2008	At December 31, 2008
Liabilities
Current liabilities
Notes and accounts payable-trade	85,502		72,301	114,780	71,073	72,746
Short-term borrowings	49,118		47,043	56,131	105,647	179,978
Current portion of long-term debt	71,981		42,944	161,418	166,415	170,015
Commercial paper	-		-	10,000	20,500	16,500
Bonds due within one year	45,645		50,980	43,587	63,906	72,327
Accrued income taxes	20,889		38,078	38,372	17,000	11,808
Deferred tax liability	23		-	-	29	63
Reserve for loss on possible business transfers	15		0	-	-	-
Other current liabilities	172,491		222,607	159,622	128,060	116,525
Total current liabilities	445,668		473,956	583,913	572,632	639,966
Long-term liabilities
Bonds	446,686		415,000	540,000	565,000	545,000
Long-term borrowings	394,328		456,619	834,269	835,596	863,716
Lease deposits received	304,189		306,546	359,561	359,844	360,914
Deferred tax liability	140,134		159,210	226,241	221,304	198,615
Deferred tax liabilities on land revaluation	319,618		322,457	323,953	324,022	324,022
Accrued employees' retirement benefits	11,787		13,433	18,083	15,345	14,932
Accrued directors' retirement benefits	2,214		49	691	661	716
Negative goodwill	-		-	67,172	71,967	72,608
Other long-term liabilities	49,241		39,090	25,955	26,852	29,105
Total long-term liabilities	1,668,200		1,712,407	2,395,928	2,420,596	2,409,632
Total liabilities	2,113,868		2,186,364	2,979,841	2,993,229	3,049,599
Net assets
Shareholders' equity
Capital	129,736	*	136,534	136,534	136,534	136,534
Capital surplus	158,421	*	165,216	165,216	165,216	165,216
Retained earnings	246,246	*	324,611	387,214	394,738	374,026
Less treasury stock, at cost	(2,024	)*	(2,965)	(3,440)	(3,624)	(3,662)
Total shareholders' equity	532,381	*	623,396	685,524	692,864	672,114
Valuation, translation adjustments and others
Unrealized holding gain on securities	142,040	*	133,843	89,621	71,187	37,168
Deferred gains or losses on hedging instruments	-	*	161	(357)	(163)	(206)
Land revaluation reserve	466,259	*	470,397	472,578	472,679	472,679
Foreign currency translation adjustments	(7,057	)*	(2,154)	(8,478)	(19,717)	(25,999)
Total valuation, translation adjustments and others	601,242	*	602,247	553,364	523,986	483,642
Stock acquisition rights	-	*	79	142	218	218
Minority interests	32,717	*	35,185	108,264	100,070	98,663
Total net assets	1,166,340	*	1,260,908	1,347,295	1,317,139	1,254,638
Total liabilities and net assets	3,280,209	*	3,447,272	4,327,137	4,310,369	4,304,237

Note:  Changes in accounting standards for the presentation of shareholders' equity and goodwill under  intangible assets in the balance sheets became effective the fiscal year ended March 31, 2007. Balance sheet figures at March 31, 2006 have been revised to account for these changes and are marked with asterisks.

2. Consolidated Income Statements	(Millions of yen)
	2006/3	2007/3	2008/3-3Q	2008/3	2009/3-3Q	2009/3 (Estimates)
Revenue from operations	844,217	947,641	485,010	787,652	660,225	951,000
Operating income	137,614	166,165	92,226	177,983	105,508	141,000
Non-operating income
Interest income	728	1,247	2,523	3,349	1,515	1,500
Dividend income	2,059	2,865	3,173	3,474	3,708	4,000
Amortization of consolidation goodwill	(-)	-	-	-	779	1,000
Equity in earnings of unconsolidated subsidiaries and affiliates	6,556	8,094	965	3,739	1,294	1,500
Other non-operating income	3,706	2,495	1,734	3,752	1,903	2,000
Total non-operating income	13,050	14,703	8,397	14,316	9,201	10,000
Non-operating expenses
Interest expense	19,874	18,867	15,780	22,167	23,304	32,500
Loss on disposal of fixed assets	5,054	6,843	3,644	4,616	3,475	4,000
Other non-operating expenses	4,499	3,482	3,513	3,454	3,635	5,000
Total non-operating expenses	29,428	29,194	22,937	30,238	30,414	41,500
Income before taxes and special items	121,236	151,674	77,687	162,061	84,294	109,500
Extraordinary income
Gain on sales of fixed assets	57,823	1,115	-	-	-	-
Gain on sales of investment securities	-	-	1,359	1,697	-	-
Gain on sales of shares of affiliated companies	-	40,060	2,347	2,255	6,412	6,500
Gain on sales of beneficial interest in trust	-	-	-	1,737	-	-
Gain on sales of investments	-	2,150	-	-	-	-
Gain on transfer of business	-	1,895	-	-	-	-
Total extraordinary income	57,823	45,222	3,706	5,690	6,412	6,500
Extraordinary loss
Loss on valuation of inventories	27,639	-	1,154	1,458	7,375	7,500
Loss on sales of beneficial interest in trust of fixed assets	3,327	-	-	-	-	-
Loss related to retirement of fixed assets	-	13,423	-	1,194	2,887	3,000
Loss on valuation of investment securities	-	-	-	2,769	3,371	3,500
Impairment loss	35,321	5,503	-	1,498	-	-
Loss on early repayment of loans	-	-	-	1,168	-	-
Loss on cancelation of land acquisition	-	-	-	-	4,354	5,000
Loss on soil solution related countermeasures	4,859	-	-	-	-	-
Total extraordinary loss	71,147	18,926	1,154	8,088	17,989	19,000
Income before income taxes and minority interests	107,913	177,969	80,239	159,663	72,717	97,000
Corporation tax, inhabitants' tax and enterprise tax	28,509	54,069	23,619	52,390	28,583	40,000
Income taxes-deferred	17,217	20,100	8,699	9,472	16,134	△6,500
Minority interests	6,360	6,137	4,378	10,836	15,177	16,500
Net income	55,825	97,662	43,541	86,963	12,823	47,000

3. Consolidated Cash Flow Statements

(Millions of yen)
	2006/3	2007/3	2008/3-3Q	2008/3	2009/3-3Q
Income before income taxes and minority interests	107,913	177,969	80,239	159,663	72,717
Adjustment for extraordinary income or loss	3,933	(36,809)	(64,182)	(124)	12,598
Depreciation and amortization	53,655	54,257	41,622	56,867	44,294
Decrease (increase) in inventories	(18,425)	8,394	308	(79,102)	(5,000)
(Increase) decrease in equity investments	(514)	(20,388)	(74,507)	(85,042)	(74,283)
Other	23,182	(32,712)	(84,774)	(68,509)	(101,630)
Net cash provided by (used in) operating activities	169,744	150,710	(101,293)	(16,248)	(51,302)
Proceeds from sales of marketable securities and investment securities	3,841	60,317	7,197	11,448	9,068
Proceeds from sales of property and equipment and
beneficial interests in trust of property and	122,284	10,630	1,019	13,253	97
Purchases of property and equipment	(62,204)	(138,169)	(201,987)	(270,798)	(169,347)
Other	(34,038)	(18,167)	(14,308)	33,889	(8,849)
Net cash (used in) provided by investing activities	29,883	(85,389)	(208,080)	(212,207)	(169,030)
Newly acquired funds	92,543	141,896	296,697	389,537	243,110
Repayment	(145,666)	(156,601)	(80,764)	(130,408)	(155,786)
Cash dividends paid	(17,949)	(19,181)	(25,879)	(33,878)	(26,260)
Other	(61,391)	(206)	45,093	13,691	110,952
Net cash used in financing activities	(132,463)	(34,093)	235,146	238,942	172,016
Effect of exchange rate on cash and cash equivalents	2,602	3,344	(1,034)	(2,765)	(3,938)
Net increase (decrease) in cash and cash equivalents	69,766	34,571	(75,260)	7,721	(52,255)
Increase in cash and cash equivalents arising from changes in the scope of consolidation	-	4,427	5,901	5,901	542
Decrease in cash and cash equivalents arising from changes in the scope of consolidation	-	-	-	-	(495)
Cash and cash equivalents at the beginning of year	97,324	167,090	206,089	206,089	219,712
Cash and cash equivalents at the end of year	167,090	206,089	136,730	219,712	167,503

4. Total Assets, Capital Investment and Depreciation (Consolidated)

					(Millions of yen)
	2006/3	2007/3	2008/3-3Q	2008/3	2009/3-3Q
Total assets	3,280,209	3,447,272	3,838,380	4,327,137	4,304,237
Capital investment	62,204	138,169	201,987	270,798	169,347
Depreciation	53,655	54,257	41,622	56,867	44,294

(Millions of yen)
*2009/3-3Q Capital investment	Mitsubishi Estate	Building Business	Marunouchi redevelopment construction cost etc. = 64,900
169,347 millions of yen	98,924		Refurbishment cost etc. = 15,600

		Other	Urban Development and Investment Management (Investment in Property) = 10,100

	Other	Rockefeller Group, Inc. etc.	Rockefeller Group, Inc. = 58,700	Marunouchi Heat Supply = 3,900
	70,422		Sunshine City Corporation = 4,600	Silent Partnerships = 1,900

5. Interest-Bearing Debt (Consolidated)
						(Millions of yen)
	2006/3	2007/3	2008/3-3Q	2008/3		2009/3-3Q
Interest-bearing debt	1,007,761	1,012,588	1,393,295	1,645,407		1,850,005
Net interest-bearing debt *1	840,670	806,499	1,256,564	1,425,695		1,682,501
Interest expense	19,874	18,867	15,780	22,167		23,304
Financial income and expense (net) *2	(17,087)	(14,755)	(10,082)	(15,344)		(18,080)
Average interest rate *3	1.80%	1.86%	1.75%	1.66	% *5	1.78%
Debt equity ratio *4	0.88	0.82	1.14	1.32		1.60

*1	Net interest-bearing debt = Interest-bearing debt - Cash and cash equivalents
*2	Financial income and expense = Interest income + Dividend income - Interest expense
*3	Average interest rate = Interest expense /Interest-bearing debt (average)
*4	Debt equity ratio = Interest-bearing debt / Shareholders' equity
*5	As of end of fisical 2008/3, 4 subsidiaries are newly consolidated on B/S. (P/L consolidation starts from the beginning of fiscal 2009/3)

The interest bearing debt of 4 subsidiaries is reflected in the calculation.
Average interest rate excluding the above debt is 1.83%.

6. Major Consolidated Subsidiaries

2009/3-3Q Result									(Millions of yen)
	Share of MEC	Revenue from operations	Operating income	Income before taxes and special items	Net income	Total assets	Shareholders' equity	Interest-bearing debt	Depreciation

Mitsubishi Estate Co., Ltd.	-	358,967	79,321	70,858	36,344	3,218,603	1,092,277	1,242,476	30,616

Mitsubishi Real Estate Services Co., Ltd.	100.00%	16,122	(1,501)	(1,237)	(809)	28,276	12,403	0	322
Mitsubishi Estate Home Co., Ltd.	100.00%	15,084	(535)	(508)	(522)	8,322	1,296	0	66
Mitsubishi Jisho Sekkei, Inc.	100.00%	10,035	1,655	1,730	991	19,973	11,427	0	25
Royal Park Hotels & Resorts Co., Ltd.	100.00%	16,694	174	153	91	6,174	1,888	864	330
Mitsubishi Estate Building Management Co., Ltd.	100.00%	20,122	1,811	1,893	1,109	34,579	5,071	0	31
Mitsubishi Jisyo Towa Community Co., Ltd.	100.00%	25,317	1,317	1,322	760	7,528	3,271	0	140
Marunouchi Heat Supply Co., Ltd.	64.16%	9,713	901	929	549	23,509	15,013	6,329	1,488
Sunshine City Corporation	59.59%	22,324	5,746	5,216	3,255	107,997	39,446	41,710	4,155
Towa Real Estate Development Co., Ltd.	53.57%	54,356	(12,848)	(15,975)	(26,573)	259,402	6,885	221,215	357
Royal Park Hotel Co., Ltd.	51.00%	8,094	430	290	153	17,058	6,712	7,252	589
Rockefeller Group, Inc.	100.00%	33,343	9,257	7,305	7,032	288,092	149,918	119,633	3,880
		660,225	105,508	84,294	12,823	4,304,237	1,155,756	1,850,005	44,294
2008/3 Exchange rate	¥/$		¥/$
PL	105.84	BS	103.57

IV. Summary of Unconsolidated Financial Statements

1. Income Statement Results for 2009/3-3Q and 2008/3-3Q
			Millions of yen
			Change
	2009/3-3Q Results	2008/3-3Q Results

Building Business	223,471	214,666	8,805
Residential Business	107,327	79,508	27,819
Urban Development & Investment Management	26,735	15,993	10,742
Other	1,432	1,398	33
Revenue from Operations	358,967	311,566	47,400
Building Business	70,342	62,851	7,490
Residential Business	9,620	11,511	(1,890)
Urban Development & Investment Management	19,983	9,556	10,427
Other	(173)	(31)	(142)
Gross Income	99,772	83,887	15,884
Cost of sales	5,825	3,901	1,924
General and administrative expenses	14,624	14,152	472
Selling, General and Administrative Expenses	20,450	18,053	2,396
Operating Income	79,321	65,833	13,487
Non-operating revenue	10,972	9,303	1,669
Non-operating expense	19,436	17,161	2,274
Income Before Taxes and Special Items	70,858	57,975	12,882
Extraordinary income	-	1,348	(1,348)
Extraordinary loss	11,866	1,161	10,705
Interim Income Before Income Taxes and Minority Interests	58,992	58,162	829
Income taxes-deferred	22,647	21,299	1,347
Interim Net Income	36,344	36,862	(518)

			Millions of yen
Breakdown of extraordinary income	2009/3-3Q	2008/3-3Q	Change
	Results	Results
Gain on sales of investment securities	-	1,348	(1,348)
Total	-	1,348	(1,348)

		Millions of yen (rounded)
Breakdown of extraordinary loss	2009/3	2008/3	Change
	3Q Results	3Q Results
Loss on valuation of inventories	5,629	1,161	4,467
Loss related to retirement of fixed assets	2,914	-	2,914
Loss on valuation of investment securities	3,323	-	3,323
Total	11,866	1,161	10,705

2. Current and Previous Income Statement Estimates for 2009/3

		Millions of yen (rounded)
	2009/3	2009/3
	Current	Previous	Change
	Estimates	Estimates
Building Business	320,500	323,500	(3,000)
Residential Business	163,500	179,500	(16,000)
Urban Development & Investment Management	28,500	27,000	1,500
Other	2,000	2,000	-
Revenue from Operations	514,500	532,000	(17,500)
Building Business	102,000	105,000	(3,000)
Residential Business	19,000	28,000	(9,000)
Urban Development & Investment Management	20,500	19,000	1,500
Other	0	0	-
Gross Income	141,500	152,000	(10,500)
Cost of sales	9,000	9,000	-
General and administrative expenses	20,500	20,500	-
Selling, General and Administrative Expenses	29,500	29,500	-
Operating Income	112,000	122,500	(10,500)
Non-operating revenue	11,500	11,500	-
Non-operating expense	26,500	25,500	1,000
Income Before Taxes and Special Items	97,000	108,500	(11,500)
Extraordinary income	0	0	-
Extraordinary loss	12,000	9,000	3,000
Income Before Income Taxes and Minority Interests	85,000	99,500	(14,500)
Income taxes-deferred	35,500	38,500	(3,000)
Net Income	49,500	61,000	(11,500)

		Millions of yen (rounded)
	2009/3	2009/3
	Current	Previous	Change
Breakdown of extraordinary loss	Estimates	Estimates
Loss on valuation of inventories	5,500	5,500	-
Loss related to retirement of fixed assets	3,000	2,500	500
Loss on valuation of investment securities	3,500	1,000	2,500
Total	12,000	9,000	3,000

3. Unconsolidated Balance Sheets					(Millions of yen)
	At March 31, 2006	At March 31, 2007	At March 31, 2008	At September 30, 2008	At December 31, 2008
Assets
Current assets	105,981	95,503	61,794	36,987	94,037
Cash
Accounts receivable	48,259	58,830	32,743	23,321	18,151
Marketable securities	3,898	-	-	-	-
Property for sale	110,957	84,140	102,610	111,557	116,347
Property for sale in progress	148,706	193,566	281,304	282,750	283,193
Property for development	8,918	8,997	8,767	8,668	8,674
Appropriated construction in progress	4,976	1,713	2,476	1,709	2,977
Equity investments	107,400	131,646	202,578	256,308	257,870
Advances	1,738	2,665	4,132	4,164	3,939
Prepaid expenses	7,996	10,023	13,552	12,893	12,512
Deferred income taxes	34,904	32,871	35,081	36,536	38,458
Other current assets	26,501	18,196	21,451	18,792	19,159
Allowance for doubtful accounts	(223)	(176)	(235)	(168)	(428)
Total current assets	610,018	637,979	766,257	793,522	854,893
Fixed assets
Property and equipment
Buildings	468,221	449,287	504,932	500,809	495,329
Structures	5,722	5,832	7,416	7,939	7,779
Machinery	2,376	2,216	4,946	4,034	3,840
Vehicles and equipment	30	38	1	0	0
Tools, furniture and fixtures	1,733	2,486	2,998	2,834	2,808
Land	1,221,846	1,239,021	1,265,030	1,273,160	1,277,517
Construction in progress	25,931	81,096	69,223	89,265	104,261
Other property and equipment	14	14	14	94	96
Total property and equipment	1,725,875	1,779,995	1,854,562	1,878,139	1,891,634
Intangible assets
Goodwill	-	-	793	708	666
Leaseholds	7,090	6,256	6,423	6,423	6,423
Software	2,784	1,927	2,142	1,931	1,778
Other intangible assets	300	255	211	200	190
Total intangible assets	10,175	8,439	9,570	9,264	9,058
Investments and other assets
Investment securities	310,175	295,652	229,610	209,593	149,181
Shares of affiliated companies	193,307	195,672	218,307	216,305	222,586
Bonds of affiliated companies	-	-	-	-	3,300
Long-term loans	1,176	1,262	1,284	1,284	1,284
Long-term loans of affiliated companies	2,318	2,153	2,303	2,115	2,052
Lease deposits	63,261	68,953	70,275	69,984	71,563
Bankruptcy and reclamation rights	0	184	180	180	180
Long-term prepaid expenses	6,997	9,215	11,153	10,798	10,564
Other investments	6,190	2,368	2,970	2,896	3,129
Allowance for doubtful accounts	(790)	(758)	(762)	(814)	(825)
Total investments and other assets	582,636	574,703	535,322	512,343	463,016
Total fixed assets	2,318,687	2,363,139	2,399,456	2,399,747	2,363,710
Total assets	2,928,705	3,001,119	3,165,713	3,193,269	3,218,603

	At March 31, 2006		At March 31, 2007	At March 31, 2008	At September 30, 2008	At December 31, 2008
Liabilities
Current liabilities
Accounts payable	44,552		58,129	62,148	47,969	47,053
Short-term borrowings	40,250		41,450	51,250	81,250	144,250
Current portion of long-term debt	60,623		35,535	64,107	38,307	53,597
Bonds due within one year	30,000		50,000	20,000	40,000	50,000
Convertible bonds due within one year	13,595		-	-	-	-
Accrued liability	26,263		33,641	42,863	15,372	15,379
Accrued expenses	5,558		5,745	6,543	6,793	5,034
Accrued corporation taxes	11,533		14,733	30,604	10,509	8,848
Advances received	32,963		31,176	33,271	20,367	14,941
Deposits received	137,760		156,437	90,169	104,761	97,989
Reserve for loss on possible business transfers	15		0	-	-	-
Other current liabilities	7		6	6,768	1,322	1,138
Total current liabilities	403,123		426,856	407,726	366,652	438,231
Long-term liabilities
Bonds	445,000		415,000	520,000	545,000	525,000
Long-term borrowings	272,137		296,298	387,191	440,970	469,547
Lease deposits received	261,020		260,341	286,889	289,226	291,352
Deferred tax liability	95,234		101,786	81,217	73,548	52,805
Deferred tax liabilities on land revaluation	319,618		322,457	323,953	324,022	324,022
Accrued employees' retirement benefits	2,056		870	1,170	1,288	1,287
Accrued directors' retirement benefits	2,155		-	-	-	-
Reserve for debt assumption	-		4,981	4,789	4,786	4,786
Other long-term liabilities	31,550		34,566	21,873	19,460	19,072
Total long-term liabilities	1,428,774		1,436,301	1,627,085	1,698,304	1,687,875
Total liabilities	1,831,898		1,863,157	2,034,811	2,064,956	2,126,107
Net assets
Shareholders' equity
(Capital)	129,736	*	136,534	136,534	136,534	136,534
(Capital surplus)
Capital reserves	158,418	*	165,216	165,216	165,216	165,216
Other capital surplus	2	*	-	-	-	-
Total capital surplus	158,421	*	165,216	165,216	165,216	165,216
(Retained earnings)
Earned surplus reserve	21,663	*	21,663	21,663	21,663	21,663
Other retained earnings	181,315	*	213,690	248,961	264,811	263,031
Reserve for special depreciation	698	*	456	351	303	279
Reserve for compression of fixed assets	92,014	*	83,465	90,735	90,323	90,037
Special account reserve for compression of fixed assets	-	*	3,962	6,335	6,335	6,335
Special reserve	68,254	*	68,254	88,254	108,254	108,254
Earned surplus carried forward	20,348	*	57,551	63,285	59,594	58,125
Total retained earnings	202,979	*	235,354	270,625	286,475	284,695
(Less treasury stock, at cost)	(1,986	)*	(2,927)	(3,402)	(3,587)	(3,625)
Total shareholders' equity	489,151	*	534,176	568,973	584,638	582,820
Valuation, translation adjustments and others
Land revaluation reserve	141,778	*	133,690	89,589	71,158	37,158
Unrealized holding gain on securities	465,877	*	470,015	472,196	472,297	472,297
Total valuation, translation adjustments and others	607,656	*	603,705	561,785	543,455	509,456
Stock acquisition rights	-	*	79	142	218	218
Total net assets	1,096,807	*	1,137,962	1,130,901	1,128,312	1,092,495
	2,928,705	*	3,001,119	3,165,713	3,193,269	3,218,603

Note:
Changes in accounting standards for the presentation of net assets in the balance sheets became effective the fiscal year ended March 31, 2007. Balance sheet figures at March 31, 2006 have been revised to account for these changes and are marked with asterisks.

4. Unconsolidated Income Statements

(Millions of yen)
	2006/3	2007/3	2008/3-3Q	2008/3	2009/3-3Q	2009/3(Estimates)
Revenue from operations	465,557	510,190	311,566	524,711	358,967	514,500
Operating income	94,611	121,193	65,833	124,642	79,321	112,000
Non-operating income
Interest income	97	131	225	305	155	-
Dividend income	4,260	4,840	7,612	7,856	9,287	9,500
Gain on sales of investment securities	-	868	-	-	-	-
Other non-operating income	2,292	1,218	1,465	2,839	1,529	2,000
Total non-operating income	6,649	7,058	9,303	11,001	10,972	11,500
Non-operating expenses
Interest expense	4,385	4,558	4,636	6,616	6,402	8,500
Interest paid on bonds	10,475	8,990	6,906	9,539	8,097	11,500
Loss on disposal of fixed assets	3,901	6,577	3,267	4,214	3,293	3,500
Other non-operating expenses	3,004	2,350	2,350	2,014	1,642	3,000
Total non-operating expenses	21,766	22,476	17,161	22,384	19,436	26,500
Income before taxes and special items	79,494	105,774	57,975	113,259	70,858	97,000
Extraordinary gain
Gain on transfer of businesses	-	-	1,348	1,681	-	-
Gain on sales of fixed assets	57,793	1,197	-	-	-	-
Gain on sales of shares of investment securities	-	1,895	-	-	-	-
Total extraordinary income	57,793	3,092	1,348	1,681	-	-
Extraordinary loss
Loss on valuation of inventories	27,639	-	1,161	1,438	5,629	5,500
Loss on sales of beneficial interest in trust of fixed assets	3,347	-	-	-	-	-
Loss related to retirement of fixed assets	-	13,526	-	1,194	2,914	3,000
Reserve for debt assumption	-	4,981	-	-	-	-
Loss on valuation of investment securities	-	-	-	2,769	3,323	3,500
Loss on valuation of shares of affiliated companies	7,815	-	-	-	-	-
Impairment loss	26,417	1,349	-	-	-	-
Loss on soil solution related countermeasures	4,859	-	-	-	-	-
Total extraordinary loss	70,079	19,857	1,161	5,401	11,866	12,000
Income before income taxes and minority interests	67,208	89,010	58,162	109,538	58,992	85,000
Corporation tax, inhabitants' tax and enterprise tax	11,876	20,114	16,036	38,482	21,280	31,000
Income taxes-deferred	15,024	17,237	5,263	11,424	1,367	4,500
Net income	40,307	51,658	36,862	59,631	36,344	49,500

5. Unconsolidated Cash Flow Statements
(Millions of yen)
	2006/3	2007/3	2008/3-3Q	2008/3	2009/3-3Q
Income before income taxes and minority interests	67,208	89,010	58,162	109,538	58,992
Adjustment for extraordinary income or loss	8,937	8,326	1,080	3,757	11,038
Depreciation and amortization	37,619	35,372	30,505	42,019	30,616
Decrease (increase) in inventories	(26,483)	(13,812)	(59,715)	(87,872)	(22,832)
Increase (decrease) in equity investments	5,358	(18,422)	(69,056)	(76,288)	(58,990)
Other	22,002	2,161	(59,944)	(23,542)	(55,805)
Net cash provided by (used in) operating activities	114,641	102,636	(98,968)	(32,388)	(36,980)
Proceeds from sales of marketable securities and investment securities	10,709	5,337	5,836	6,050	2,555
Proceeds from sales of property and equipment and beneficial interests in trust of property and equipment	121,767	10,070	779	992	4
Purchases of property and equipment	(54,429)	(103,271)	(116,400)	(131,916)	(98,924)
Other	(23,790)	(4,345)	(10,780)	(36,817)	(14,612)
Net cash (used in) provided by investing activities	54,257	(92,208)	(120,565)	(161,690)	(110,977)
Newly acquired capital	72,386	79,608	228,460	279,408	169,758
Repayment	(119,475)	(90,623)	(69,452)	(103,335)	(63,154)
Cash dividends paid	(11,676)	(15,132)	(22,089)	(22,089)	(22,088)
Other	(56,240)	242	43,522	9,234	92,685
Net cash used in financing activities	(115,005)	(25,905)	180,440	163,218	177,201
Net increase (decrease) in cash and cash equivalents	53,893	(15,477)	(39,093)	(30,860)	29,243
Increase in cash and cash equivalents arising from mergers and acquisitions	-	-	151	151	-
Cash and cash equivalents at the beginning of year	57,088	110,981	95,503	95,503	64,794
Cash and cash equivalents at the end of year	110,981	95,503	56,561	64,794	94,037

6. Total Assets, Capital Investment and Depreciation (Unconsolidated)

(Millions of yen)
	2006/3	2007/3	2008/3-3Q	2008/3	2009/3-3Q
Total assets	2,928,705	3,001,119	3,111,943	3,165,713	3,218,603
Capital investment	54,429	103,271	116,400	131,916	98,924
Depreciation	37,619	35,372	30,505	42,019	30,616

7. Interest-Bearing Debt (Unconsolidated)

	2006/3	2007/3	2008/3-3Q	2008/3	2009/3-3Q
Interest-bearing debt	861,606	838,283	1,059,631	1,042,548	1,242,476
Net interest-bearing debt *1	750,624	742,779	1,003,069	977,754	1,148,438
Interest expense	14,860	13,548	11,542	16,155	14,499
Financial income and expense (net) *2	(10,503)	(8,577)	(3,705)	(7,994)	(5,056)
Average interest rate *3	1.55%	1.59%	1.62%	1.71%	1.68%
Fixed interest ratio	80.1%	82.8%	76.9%	79.6%	67.7%
Long-term debt ratio	95.3%	95.1%	91.9%	95.1%	88.4%
Debt equity ratio *4	0.78	0.73	0.94	0.92	1.14

*1	Net interest-bearing debt = Interest-bearing debt - Cash and cash equivalents
*2	Financial income and expense = Interest income + Dividend income - Interest expense
*3	Average interest rate = Interest expense /Interest-bearing debt (average)
*4	Debt equity ratio = Interest-bearing debt / Shareholders' equity

8. Segment Information (Unconsolidated)
(Millions of yen; as percentage of total)

(1) Revenue from Operation	2006/3		2007/3		2008/3-3Q		2008/3		2009/3-3Q		2009/3 (Estimates)
(New Segments)
		%		%		%		%		%		%
Building Business	265,416	57.0	284,276	55.7	214,666	68.9	328,406	62.6	223,471	62.3	320,500	62.3
Residential Business	166,033	35.7	193,321	37.9	79,508	25.5	173,814	33.1	107,327	29.9	163,500	31.8
Urban Development & Investment Management	31,708	6.8	30,706	6.0	15,993	5.1	20,583	3.9	26,735	7.4	28,500	5.5
Other	2,398	0.5	1,886	0.4	1,398	0.4	1,907	0.4	1,432	0.4	2,000	0.4
Total	465,557		510,190		311,566		524,711		358,967		514,500

(2) Gross Operating income	2006/3	2007/3	2008/3-3Q	2008/3	2009/3-3Q	2009/3(Estimates)
(New Segments)
Building Business	84,821	94,184	62,851	107,001	70,342	102,000
Residential Business	24,886	34,093	11,511	32,471	9,620	19,000
Urban Development & Investment Management	12,591	21,171	9,556	13,149	19,983	20,500
Other	△ 83	△ 231	△ 31	△ 41	△173	0
Cost of sales	8,588	10,091	3,901	8,807	5,825	9,000
General and administrative expenses	19,016	17,934	14,152	19,130	14,624	20,500
Operating income	94,611	121,193	65,833	124,642	79,321	112,000

(3) Rate of return (Gross)	2006/3	2007/3	2008/3-3Q	2008/3	2009/3-3Q	2009/3(Estimates)
(New Segments)%		%	%	%	%	%
Building Business	32.0	33.1	29.3	32.6	31.5	31.8
Residential Business	15.0	17.6	14.5	18.7	9.0	11.6
Urban Development & Investment Management	39.7	68.9	59.8	63.9	74.7	71.9
Other	(3.5)	(12.2)	(2.2)	(2.1)	(12.1)	0.0
Average	20.3	23.8	21.1	23.8	22.1	21.8